Exhibit 10.2

QUANTASING GROUP LIMITED

2021 GLOBAL SHARE PLAN (Adopted by the Company’s Board of Directors on May 31, 2022)

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors, and Consultants and to promote the success of the Company’s business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company or to increase this interest, by issuing them Shares or by permitting them to purchase Shares. The Plan permits the grant of Options and Share Purchase Rights as the Administrator may determine.

2. Definitions. For the purposes of this Plan, the following terms shall have the following meanings:

(a) “Acquisition Date” means, with respect to Shares, the respective dates on which the Shares are sold or issued under the Plan pursuant to an Award.

(b) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(c) “Applicable Law” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of U.S. state corporate laws, U.S. federal and state securities laws, U.S. federal law, the Code, the laws of the Cayman Islands, the laws of the People’s Republic of China, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan. For all purposes of this Plan, references to statutes shall be deemed to include any rules and regulations promulgated pursuant to authority set forth in such statutes and references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(d) “Award” means an Option or a Share Purchase Right or other types of award approved by the Administrator or granted to a Participant pursuant to this Plan.

(e) “Award Agreement” means a written or electronic agreement between the Company and a Participant, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual Award granted under the Plan, and includes any documents attached to or incorporated into the Award Agreement. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, as determined by the Committee and unless otherwise provided in an applicable agreement with the Company or a Subsidiary, (i) a Participant’s unauthorized misuse of the Company or a Parent or Subsidiary of the Company’s trade secrets or proprietary information, (ii) a Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (iii) a Participant’s committing an act of fraud against the Company or a Parent or Subsidiary of the Company, (iv) a Participant’s gross negligence or willful misconduct in the performance of his or her duties that has had or will have a material adverse effect on the Company or Parent or Subsidiary of the Company’ reputation or business, (v) a Participant’s violation of applicable laws or regulations or internal regulation of the Company or a Parent or Subsidiary of the Company or labor agreement, or a Participant’s breach of employment agreement or other similar agreement between the Participant and the Company or a Parent or Subsidiary of the Company, or (vi) a Participant directly or indirectly own, manage, be engaged in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation, or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is within, similar to, competing to or related to the business (as determined by the Company) as then conducted by the Company or its affiliates.

(h) “Change in Control” means unless as otherwise defined in the Award Agreement, the occurrence of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner’’ (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) the consummation of the sale, lease, or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) the consummation of a scheme of arrangement, merger, consolidation or other similar business combination involving the Company and any other corporation or corporations, other than a scheme of arrangement, merger, consolidation or other similar business combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after the scheme of arrangement, merger, consolidation or other similar business combination.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, an initial public offering of Shares under the Securities Act or other Applicable Law, shall not constitute a Change in Control.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws as authorized by the Board in accordance with Section 4 hereof.

(k) “Company” means QuantaSing Group Limited, a company organized under the laws of the Cayman Islands, or any successor corporation thereto.

(l) “Consultant” means any natural person who is engaged by the Company, or any Parent, Subsidiary or variable interest entity whose financial statements are intended to be consolidated with the Company, any Parent or Subsidiary to render consulting or advisory services to such entity and who is compensated for the services; provided that the term “Consultant,” does not include (i) Employees or (ii) securities promoters.

(m) “Date of Grant” means the date an Award is granted to a Participant in accordance with Section 14 hereof.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p) “Employee” means, subject to Section 13 hereof, any person, including officers and Directors, employed by the Company or any Parent or Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company or any Parent or Subsidiary shall be sufficient to constitute “employment” by the Company or any Parent or Subsidiary.

(q) “Exercise Price” means the amount, if any, for which one Share may be purchased upon exercise of an Option, as specified by the Administrator in the applicable Award Agreement in accordance with Section 6(b) hereof.

(r) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s) “Exchange Program” means a program under which outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower Exercise Prices or Purchase Prices and different terms), Awards of a different type, and/or cash, and/or the Exercise Price or Purchase Price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

(t) “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean of the high bid and low asked prices for the Shares on the day of determination, as reported in the Wall Street Journal or any other source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator in accordance with Applicable Law.

(u) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Market Stand-Off Period” shall mean, unless as otherwise stated in the Award Agreement, period of the longer term of the following: (i) six-months or other longer period as required by the underwriters and agreed by the Company since the consummation of initial public offering of Shares, (ii) the applicable lock-up period for the Optioned Shares as stipulated by the Applicable Laws of the place of the initial public offering of Shares.

(w) “Member” means an owner of Shares.

(x) “Non-statutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y) “Option” means an option to purchase Shares that is granted pursuant to the Plan in accordance with Section 6 hereof.

(z) “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Participant” means the holder of an outstanding Award granted under the Plan, or the holder of Shares issuable or issued pursuant to the exercise of an Award.

(bb) “Plan” means this 2021 Global Share Plan, as amended from time to time.

(cc) “Purchase Price” means the amount of consideration, if any, for which one Share may be acquired pursuant to a Share Purchase Right, as specified by the Administrator in the applicable Award Agreement in accordance with Section 7(c) hereof.

(dd) [Reserved].

(ee) [Reserved].

(ff) “Restricted Shares” means Shares acquired pursuant to a Share Purchase Right or Shares subject to a Company repurchase or redemption right or forfeiture provision that are issued pursuant to an Option.

(gg) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(hh) “Service Provider” means an Employee, Director, or Consultant.

(ii) “Share” means an Ordinary Share of the Company, as adjusted in accordance with Section 12 hereof.

(jj) “Shareholders Agreement” means any agreement between a Participant and the Company or Members of the Company or both.

(kk) “Share Purchase Right” means a right to purchase Restricted Shares pursuant to Section 7 hereof.

(ll) “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code. For the avoidance of doubt, Subsidiaries of the Company shall include the consolidated variable interest entities controlled by the Company through contractual arrangements.

(mm) “Ten Percent Owner” means a Service Provider who owns more than 10% of the total combined voting power of all classes of outstanding securities of the Company or any Parent or Subsidiary.

(nn) “U.S.” or “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(oo) “U.S. Person” has the meaning accorded to it in Rule 902(k) of the Securities Act.

3. Shares Subject to the Plan.

(a) Basic Limitation. Subject to the provisions of Section 12 hereof, the maximum aggregate number of Shares that may be issued under the Plan shall not exceed 21,717,118 Shares. The Shares may be authorized but unissued or reacquired Shares. The number of Shares that are subject to Awards outstanding under the Plan at any time shall not exceed the aggregate number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of outstanding Awards granted under the Plan.

(b) Additional Shares. If an Award expires, becomes un-exercisable, or is cancelled, forfeited, or otherwise terminated without having been exercised or settled in full, as the case may be, or is surrendered pursuant to an Exchange Program, the Shares allocable to the unexercised portion of the Award shall again become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan, upon exercise of an Option or delivery under a Share Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that in the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or redemption, or are retained by the Company upon the exercise of or purchase of Shares under an Award in order to satisfy the Exercise Price or Purchase Price for the Award or any tax withholding due with respect to the exercise or purchase, such Shares shall again become available for future grant under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 12, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

4. Administration of the Plan. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Law.

(a) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value in accordance with Section 2;

(ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve the form(s) of agreement for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder including, but not limited to, the Exercise Price, the Purchase Price, the time or times when Options may be exercised (which may be based on performance criteria), the time or times when repurchase or redemption rights shall lapse, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to institute an Exchange Program;

(vii) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable laws of jurisdictions other than the United States;

(viii) to allow the Participants to satisfy withholding tax obligations and other expenses obligations incurred, if applicable, by electing to have the Company withhold from the Shares to be issued under an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Participants to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(ix) to modify or amend each Award (subject to Section 17 hereof and Participant consent if the modification or amendment is to the Participant’s detriment), including, without limitation, the discretionary authority to extend the post-termination exercisability of an Option longer than is otherwise provided for in an Award Agreement or accelerate the vesting or exercisability of an Option or lapsing of a repurchase or redemption right or forfeiture provision to which Restricted Shares may be subject;

(x) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(xi) to determine appointment of trustee or the Participants whose Awards to be administered by a trustee, if applicable; or to request any or all of the Participant(s) to form a special purpose vehicle or a trust to hold the Shares to be transferred pursuant to the Plan; and

(xii) to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

(b) Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Company to execute on behalf of the Company any instrument required to affect an Award previously granted by the Administrator.

(c) Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants.

5. Eligibility. Only Service Providers, or trusts or companies established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider, or qualified former Employees, shall be eligible for the grant of Awards. Incentive Stock Options may be granted to Employees only.

A Ten Percent Owner shall not be eligible for the grant of an Incentive Stock Option unless (i) the Exercise Price is at least 110% of the Fair Market Value on the Date of Grant, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant. For purposes of this Section 5(b), in determining ownership of securities, the attribution rules of Section 424(d) of the Code shall apply.

6. Terms and Conditions of Options Award Agreement. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Each Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in an Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

(a) Number of Shares and Types of Options. Each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12 hereof.

Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding a designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds US$100,000, such Options shall be treated as Non-statutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Date of Grant.

(b) Exercise Price. Each Award Agreement shall specify the Exercise Price. The Exercise Price of any Option shall be determined by the Administrator in its sole discretion. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value on the Date of Grant, and a higher percentage may be required by Section 5 hereof. The Exercise Price shall be payable in accordance with Section 9 hereof and the applicable Award Agreement. Notwithstanding anything to the contrary in the foregoing or in Section 5, in the event of a transaction described in Section 424(a) of the Code, then, consistent with Section 424(a) of the Code, Incentive Stock Options may be issued at an Exercise Price other than as required by the provisions of this Section 6(b) and Section 5. For the avoidance of doubt, to the extent not prohibited by applicable laws or any exchange rule, a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Participants.

(c) Term of Option. The Award Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant, and a shorter term may be required by Section 5 hereof. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

(d) Exercisability. Each Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Award Agreement shall be determined by the Administrator in its sole discretion. Unless otherwise set forth in the Award Agreement or as determined by the Administrator, no Option shall become exercisable unless and until (i) such Option has been fully vested according to the vesting terms provided under the Award Agreement, (ii) the Company has consummated the initial public offering of Shares, and (iii) all applicable legal requirements with respect to the exercise of Options, including without limitation the filing requirements of the State Administration of Foreign Exchange of the PRC, shall have been fully performed and complied with by the applicable Participant.

(e) Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Award Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

(i) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the Option is exercised, together with any applicable tax withholding, and (C) all representations, indemnifications, and documents requested by the Administrator, including, without limitation, any Shareholders Agreement. Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 9 hereof and permitted by the Award Agreement.

(ii) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Subject to the provisions of Sections 8, 9, 15, and 16, the Company shall issue (or cause to be issued) certificates evidencing the issued Shares promptly after the Option is exercised. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares acquired upon the exercise of an Option if those Shares remain subject to forfeiture, repurchase or redemption under the provisions of the Award Agreement, any Shareholders Agreement, or any other agreement between the Company and the Participant, or if those Shares are collateral for a loan or obligation due to the Company.

(iii) Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan (in accordance with Section 3(b)) and for sale under the Option, by the number of Shares as to which the Option is exercised.

(f) Termination of Service (other than by death or Cause). If a Participant ceases to be a Service Provider for any reason before the second (2th) anniversary of his or her Date of Grant other than because of death or Cause, then any outstanding Option (including any vested portion thereof) held by the Participant shall immediately terminate in its entirety upon first notification to the Participant of the Participant ceasing to be a Service Provider and all of the Shares subject to the Option shall be forfeited immediately on such date of notification; If a Participant ceases to be a Service Provider for any reason on or after the second (2th) anniversary of his or her Date of Grant other than because of death or Cause, then the Participant’s Options shall expire on the earliest of the following occasions:

(i) The expiration date determined by Section 6 hereof;

(ii) The 30th day following the termination of the Participant’ relationship as a Service Provider for any reason other than Disability, or such other date as the Administrator may determine and specify in the Award Agreement, provided that no Option that is exercised after the expiration of the three-month period immediately following the termination of the Participant’s relationship as an Employee shall be treated as an Incentive Stock Option; or

(iii) The last day of the six-month period following the termination of the Participant’s relationship as a Service Provider by reason of Disability, or such other date as the Administrator may determine and specify in the Award Agreement; provided that no Option that is exercised after the expiration of the twelve-month period immediately following the termination of the Participant’s relationship as an Employee shall be treated as an Incentive Stock Option.

Following the termination of the Participant’s relationship as a Service Provider, the Participant may exercise all or part of the Participant’s Option at any time before the expiration of the Option as set forth in Section 6 hereof, but only to the extent that the Option was vested and exercisable as of the date of termination of the Participant’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). Unless the Administrator provides otherwise in an Award Agreement, the balance of the Shares subject to the Option shall be forfeited on the date of termination of the Participant’s relationship as a Service Provider. In the event that the Participant dies after the termination of the Participant’s relationship as a Service Provider but before the expiration of the Participant’s Option as set forth in Section 6 hereof, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the termination date of the Participant’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). Any Shares subject to the portion of the Option that are vested as of the termination date of the Participant’s relationship as a Service Provider but that are not purchased prior to the expiration of the Option pursuant to this Section 6 shall be forfeited immediately following the Option’s expiration.

(g) Death of Participant. If a Participant dies while a Service Provider, then the Participant’s Options shall expire on the earlier of the following dates:

(i) The expiration date determined by Section 6 hereof;

(ii) The last day of the six-month period immediately following the Participant’s death, or such other date as the Administrator may determine and specify in the Award Agreement.

All or part of the Participant’s Option may be exercised at any time before the expiration of the Option as set forth in Section 6 hereof by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the date of the Participant’s death or had become vested and exercisable as a result of the death. The balance of the Shares subject to the Option shall be forfeited upon the Participant’s death. Any Shares subject to the portion of the Option that are vested as of the Participant’s death but that are not purchased prior to the expiration of the Option pursuant to this Section 6 shall be forfeited immediately following the Option’s expiration.

(h) For Cause. In the event the Participant ceases to be a Service Provider for Cause, any outstanding Option (including any vested portion thereof) held by the Participant shall immediately terminate in its entirety upon first notification to the Participant of the Participant ceasing to be a Service Provider for Cause, all of the Shares subject to the Option shall be forfeited immediately on such date of notification and all of the benefits subject to the Option acquired by the Service Provider shall be returned to the Company. If the Participant’s service is suspended pending an investigation of whether the Participant will cease to be a Service Provider for Cause, all the Participant’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period.

(i) Restrictions on Transfer of Shares. Shares issued upon exercise of an Option shall be subject to such forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine. The restrictions described in the preceding sentence shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

7. Terms and Conditions of Share Purchase Rights Award Agreement. Each Share Purchase Right under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Each Share Purchase Right shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in an Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

(a) [Reserved].

(b) Duration of Offers and Non-transferability of Share Purchase Rights. Any Share Purchase Rights granted under the Plan shall automatically expire if not exercised by the Participant within 30 days (or such longer time as is specified in the Award Agreement) after the Date of Grant. Share Purchase Rights shall not be transferable and shall be exercisable only by the Participant to whom the Share Purchase Right was granted.

(c) Purchase Price. The Purchase Price shall be determined by the Administrator in its sole discretion. The Purchase Price shall be payable in a form described in Section 9 hereof.

(d) Restrictions on Transfer of Shares. Any Shares awarded or sold pursuant to Share Purchase Rights shall be subject to such forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine. The restrictions described in the preceding sentence shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

8. Tax Withholding. As a condition to the exercise of an Option or purchase of Restricted Shares, the Participant (or in the case of the Participant’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option or purchasing Restricted Shares) shall make such arrangements as the Administrator may require for the satisfaction of any applicable tax withholding arising in connection with the exercise of an Option, purchase of Restricted Shares or disposition of Awards under Applicable Laws. The Participant (or in the case of the Participant’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option or purchasing Restricted Shares) also shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local, or non-U.S. tax withholding obligations, including those under the laws of the People’s Republic of China, that may arise in connection with the disposition of Shares acquired by exercising an Option or purchasing Restricted Shares. The Company shall not be required to issue any Shares under the Plan until the foregoing obligations are satisfied. Without limiting the generality of the foregoing, upon the exercise of the Option or delivery of Restricted Shares, the Company, or a Parent or Subsidiary, as required by Applicable Law, shall have the right to withhold taxes from any compensation or other amounts that the Company or such Parent or Subsidiary, as applicable, may owe to the Participant, or to require the Participant to pay to the Company or such Parent or Subsidiary, as applicable, the amount of any taxes that the Company or such Parent or Subsidiary may be required to withhold with respect to the Shares issued to the Participant or the disposition of Awards or Shares. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Participant to satisfy all or part of any tax withholding liability by one or some combination of the following methods: (i) by cash payment; (ii) by payroll deduction out of Participant’s current compensation; (iii) having the Company, or the applicable Parent or Subsidiary, withhold from the Shares that would otherwise be issued upon the exercise of an Option, purchase of Restricted Shares or the disposition of Awards or Shares that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the portion of the Company’s tax withholding liability to be so satisfied; (iv) by delivering to the Company previously owned and unencumbered Shares having a Fair Market Value, as of the date the tax withholding liability arises, equal to the amount of the Company’s tax withholding liability to be so satisfied.

9. Payment for Shares. The consideration to be paid for the Shares to be issued under the Plan, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined on the Date of Grant), subject to the provisions in this Section 9 and Applicable Law.

(a) General Rule. The entire Exercise Price or Purchase Price (as the case may be) for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 9 or Applicable Law.

(b) Surrender of Shares. To the extent that an Award Agreement so provides, all or any part of the Exercise Price or Purchase Price (as the case may be) may be paid by surrendering, or attesting to the ownership of Shares that are already owned by the Participant. These Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date the Option is exercised or Restricted Shares are purchased. The Participant shall not surrender, or attest to the ownership of Shares in payment of the Exercise Price or Purchase Price (as the case may be) if this action would subject the Company to adverse accounting consequences, as determined by the Administrator.

(c) Services Rendered. At the discretion of the Administrator and to the extent so provided in the agreements evidencing Awards of Shares under the Plan, Shares may be awarded under the Plan in consideration of services rendered to the Company or any Parent or Subsidiary prior to the Award to the extent permitted by Applicable Law.

(d) [Reserved].

(e) Exercise/Sale. At the discretion of the Administrator and to the extent an Award Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form and in a manner prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any tax withholding.

(f) Exercise/Pledge. At the discretion of the Administrator and to the extent an Award Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form and in a manner prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any tax withholding.

(g) Other Forms of Consideration. At the discretion of the Administrator and to the extent an Award Agreement so provides, all or a portion of the Exercise Price or Purchase Price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law.

10. Non-transferability of Awards. Unless otherwise determined by the Administrator and so provided in the applicable Award Agreement (or be amended to provide), no Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than by will or applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a domestic relations order, and shall not be subject to execution, attachment, or similar process, and each Award may be exercised, during the lifetime of the Participant only by the Participant. In the event the Administrator in its sole discretion makes a Non-statutory Stock Option or Share Purchase Right transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void.

11. Rights as a Member. Until the Shares actually are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Member shall exist with respect to the Shares, notwithstanding the exercise of the Award. Subject to the terms and conditions of this Plan and the written agreement governing the Award, a Participant who is a Member will have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Shares are issued until such time as the Shares are disposed or the Company and/or its assignee(s) exercise(s) the Repurchase Option or the right of first refusal. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

12. Adjustment of Shares.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction and the Participant shall have the right to exercise its Awards until fifteen (15) days prior to the proposed dissolution or liquidation. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a scheme of arrangement, merger, consolidation or other similar business combination being entered into by the Company, or a Change in Control, unless the Award Agreement provides otherwise, each outstanding Award, and, if applicable, each right of the Company to repurchase or redeem Restricted Shares acquired pursuant thereto, will be assumed or an equivalent award substituted by the successor corporation (which for purposes of this Section 12(c) shall include the “person” referenced in Section 2 and the ultimate parent of the party acquiring all or substantially all of the assets of the Company in accordance with Section 2 or a parent or subsidiary of the successor corporation). In the event that the successor corporation in a scheme of arrangement, merger, consolidation or other similar business combination or Change in Control refuses to assume or substitute for an Award and, if applicable, the repurchase or redemption right with respect to Restricted Shares acquired pursuant thereto is not assigned, then the Participant will fully vest in and have the right to exercise the Award as to all of the Shares subject thereto, including Shares as to which it would not otherwise be vested or exercisable, and all restrictions on Restricted Shares will lapse. If an Award is not assumed or substituted in the event of a scheme of arrangement, merger, consolidation or other similar business combination or Change in Control, the Administrator will notify the Participant in writing or electronically that the Award will be exercisable for a period of time as determined by the Administrator, and the Award will terminate upon expiration of such period for no consideration, unless otherwise determined by the Administrator.

For purposes of this Section 12(c), an Option shall be considered assumed, and each right of the Company to repurchase or redeem Restricted Shares will be considered assigned if, following the scheme of arrangement, merger, consolidation or other similar business combination or Change in Control, the Award confers the right to purchase or receive, for each covered Share immediately prior to the scheme of arrangement, merger, consolidation or other similar business combination or Change in Control, the consideration (whether shares, cash, or other securities or property) received in connection with the scheme of arrangement, merger, consolidation or other similar business combination or Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received in the scheme of arrangement, merger, consolidation or other similar business combination or Change in Control is not solely common stock or ordinary shares of the successor corporation or its parent or subsidiary, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or vesting of the Restricted Shares, for each covered Share, to be solely common stock or ordinary shares of the successor corporation or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of Shares in the scheme of arrangement, merger, consolidation or other similar business combination or Change in Control.

(d) Reservation of Rights. Except as provided in this Section 12 and in the applicable Award Agreement, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price or Purchase Price of Shares subject to an Award. The grant of an Option or Share Purchase Right shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

13. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.

(a) A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, its Parent or any Subsidiary or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(b) For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-statutory Stock Option.

14. Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Award Agreement is duly executed and delivered by the Company and the Participant, or such other later date as is determined by the Administrator; provided, however, that the Date of Grant of an Incentive Stock Option shall be no earlier than the date on which the individual becomes an Employee.

15. Securities Law Requirements Legal Compliance. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(a) Investment Representations. Shares delivered under the Plan shall be subject to transfer restrictions, and the person acquiring the Shares shall, as a condition to the exercise of an Option or the purchase of Restricted Shares if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with Applicable Law, including, without limitation, the representation and warranty at the time of acquisition of Shares that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares.

(b) [Reserved].

16. Inability to Obtain Authority. The inability of the Company, a Parent or a Subsidiary to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. In addition, the inability of a Participant who is a resident of the People’s Republic of China to obtain authority (including approval and registration) from relevant regulatory bodies of the People’s Republic of China, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company, any Parent and any Subsidiary of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and under this circumstance, the Company, at its sole discretion and upon the written request from the Participant, may compensate the Participant in cash in the amount of the difference of the Exercise Price and the Fair Market Value of such Shares, as if the Participant has exercised his/her Options and sold the Shares upon exercise of the Options back to the Company. For the avoidance of doubt, under the circumstance that the Fair Market Value of each Share is lower than the Exercise Price, the Company shall not compensate the Participant. And if the inability is revealed or occurs after such Shares have been issued or sold by the Company, the inability shall entitle the Company to redeem or request the Participant, based on the Fair Market Value, to transfer the Shares so issued on such terms as the Administrator determines, subject to Applicable Law. The Company, any Parent and any Subsidiary shall be relieved from any liability for the redemption and the request for transfer.

17. Duration and Amendment Term of Plan. The Plan shall become effective upon the occurrence of its adoption by the Board. Unless sooner terminated under Section 17 hereof, the Plan shall continue in effect for a term of ten (10) years.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend, or terminate the Plan.

(b) Approval by Members. The Administrator shall obtain approval of the Members of any Plan amendment to the extent necessary or desirable to comply with Applicable Law.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of the Plan.

18. Legending Share Certificates. In order to enforce any restrictions imposed upon Shares issued upon the exercise of Options or the acquisition of Restricted Shares, including, without limitations, the restrictions described in Sections 6(i), 7(d), and 15(b) hereof, the Administrator may cause a legend or legends to be placed on any share certificates representing the Shares, which legend or legends shall make appropriate reference to the restrictions, including, without limitation, a restriction against sale of the Shares for any period as may be required by Applicable Law.

19. No Retention Rights. Neither the Plan nor any Award shall confer upon any Participant any right to continue his or her relationship as a Service Provider with the Company for any period of specific duration or interfere in any way with his or her right or the right of the Company (or any Parent or Subsidiary employing or retaining the Participant), which rights are hereby expressly reserved by each, to terminate this relationship at any time, with or without cause, and with or without notice.

20. No Fund Created. Neither the Plan nor any Award shall create or be construed to create separate fund of any kind or a fiduciary relationship between the Company or any Parent or Subsidiary and a Participant or any other person. To the extent that any Participant acquires a right to receive payments from the Company or any Parent or Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company, a Parent, or any Subsidiary.

21. No Rights to Awards. No Participant, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Service Providers, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

22. Market Stand-Off Period. The Participant agrees that unless otherwise with a written consent of the Company, the Participant shall not directly or indirectly sell or transfer any Award Shares acquired under the Award Agreement during the Market Stand-Off Period.

23. Approval by the Board. The Plan shall be subject to approval by the Board. Such Board’s approval shall be obtained in the degree and manner required under Applicable Law.

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